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                              VOID AFTER         , 2002
NO. WB                CLASS B REDEEMABLE WARRANT CERTIFICATE TO
                           PURCHASE SHARES OF COMMON STOCK


                                                                      WARRANTS

                            UNITY FIRST ACQUISITION CORP.

THIS CERTIFIES THAT, FOR VALUE RECEIVED                         CUSIP



or registered assigns (the "Registered Holder") is the owner of the number of Class B Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value, of Unity First Acquisition Corp., a Delaware corporation (the "Company"), at any time from the Commencement Date
(as hereinafter defined) to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.50, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement (the "Warrant Agreement"), dated as of          ,
1996, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Commencement Date" shall mean the later of (i)         , 1996 or
(ii) the date of the consummation of a merger, exchange of capital stock, asset acquisition or other similar business combination of the Company with an operating business. The term "Expiration Date" shall mean 5:00 P.M. (New York
City time) on        , 2002.  If each such date shall in the State of New York
be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, at any time commencing after the Commencement Date, provided that
(1) the high bid price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System, or
(ii) the closing price on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a securities exchange, shall have, for twenty (20) consecutive trading days immediately prior to the notice of redemption, equalled or exceeded $10.50 per share (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption shall be given not less than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

     In accordance with the Warrant Agreement, GKN Securities Corp. and Gaines, Berland Inc., collectively, shall be entitled to receive a commission equal to 5% of the proceeds received by the Company from the exercise of the Warrants and the Class A Redeemable Common Stock Purchase Warrants of the Company.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                                             UNITY FIRST ACQUISITION CORP.


COUNTERSIGNED:                                 By:                By:
          AMERICAN STOCK TRANSFER & TRUST COMPANY
                    as Warrant Agent

                    UNITY FIRST ACQUISITION CORP.
                             CORPORATE
By:                             SEAL
                               1996      /s/Norman Leben   /s/Lawrence Burstein
                              DELAWARE
                                 *
                    Authorized Officer     SECRETARY             PRESIDENT
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                                  SUBSCRIPTION FORM

        To Be Executed by the Registered Holder in Order to Exercise Warrants

    The undersigned Registered Holder hereby irrevocably elects to exercise

                                  Warrants represented by this Warrant
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Certificate, and to purchase the securities issuable upon the exercise of such
Warrants, and requests that certificates for such securities shall be issued in name of

                            PLEASE INSERT SOCIAL SECURITY
                             OR OTHER IDENTIFYING NUMBER


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                       (please print or type name and address)
and be delivered to


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                       (please print or type name and address)
and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                   X
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                                         ---------------------------------------
                                                         Address

                                         ---------------------------------------
                                              Social Security or Taxpayer
                                              Identification Number

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                                                   Signature Guaranteed

                                         ---------------------------------------

    The undersigned represents that the exercise of the within Warrant was solicited by GKN Securities Corp. and/or Gaines, Berland Inc. If not solicited by GKN Securities Corp. and/or Gaines, Berland Inc., please write "unsolicited" in the space below or write the name of the broker/dealer which solicited your exercise. Unless otherwise indicated, it will be assumed that the exercise was solicited by GKN Securities Corp. and/or Gaines, Berland Inc.

                                         ---------------------------------------
                                          (Write "unsolicited" on above line if
                                         not solicited by GKN Securities Corp.
                                         and/or Gaines, Berland Inc.)


DATED:                                   SIGNATURE:
      --------------------------------             -----------------------------

                                      ASSIGNMENT

    FOR VALUE RECEIVED,
                        -------------------------------------------------------,
hereby sells, assigns and transfers unto

                           PLEASE INSERT SOCIAL SECURITY OR
                               OTHER IDENTIFYING NUMBER


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                       (please print or type name and address)
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                     of the Warrants represented by this Warrant Certificate,
and hereby irrevocably constitutes and appoints

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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                   X
      ---------------------------------    -------------------------------------
                                                  Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.